UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 16, 2022

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Chief Financial Officer
On August 17, 2022, the Company announced that Mr. Jeffrey Likosar, the Company’s President, Corporate Development and Chief Financial Officer has assumed the position of President, Corporate Development and Chief Transformation Officer, and is no longer serving as the Company’s Chief Financial Officer, effective August 16, 2022.
(c) Appointment of Chief Financial Officer
On August 16, 2022, the Company appointed Mr. Kenneth J. Porpora, age 46, to serve as its Executive Vice President and Chief Financial Officer, effective immediately. Mr. Porpora has served in roles of increasing responsibility with the Company, including his most recent role as Executive Vice President, Finance since May 2021; Senior Vice President, Chief Growth Officer from December 2018 to May 2021; President, Operations from August 2015 to December 2018; Chief Financial Officer of Residential Business at The ADT Corporation from October 2013 to August 2015; and he held various financial and data analytics leadership roles at ADT from 2009 to October 2013. Mr. Porpora has spent over 20 years in the security industry in a wide range of finance, sales, marketing, data analytics, and operational positions.
In his new role, Mr. Porpora will continue to be party to an Indemnification Agreement with the Company and will receive: (i) an increase in his annual base salary to $600,000 from $491,625, effective immediately; (ii) an increase in target annual bonus for 2022 from 75% of base salary to 100% of base salary, without proration for the timing of his recent promotion; and (iii) an increase of $250,000 beginning in 2023 in the target amount of the annual equity grant to be made to Mr. Porpora, thereby increasing such target amount to $1.0 million. During 2022, in addition to his base salary, Mr. Porpora received bonus compensation for 2021 in the amount of $447,450. In addition, he received an annual equity grant of restricted stock units in each of March 2021 and March 2022 having a fair market value of $750,000.
There have been no other transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Porpora or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Mr. Porpora as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release dated August 17, 2022, announcing Mr. Porpora's appointment.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 17, 2022	ADT Inc.

		By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President and Deputy General Counsel, Corporate & Securities